Exhibit 24

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jeffrey Noddle, David L. Boehnen, John P. Breedlove and Warren E. Simpson, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities (including the undersigned’s capacity as a director and/or officer of SUPERVALU INC.), to sign one or more registration statements on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the following plans:

Albertson’s Savings & Retirement Estates

Albertson’s, Inc. Amended and Restated 1995 Stock-Based Incentive Plan, as amended

Albertson’s, Inc. 1995 Stock Option Plan for Non-Employee Directors, as amended

Albertson’s, Inc. 2004 Equity and Performance Incentive Plan as amended

American Stores Company 1997 Stock Plan for Non-Employee Directors, as amended and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

POWER OF ATTORNEY (continued)

IN WITNESS WHEREOF, the following persons have signed this Power of Attorney as of the 24th day of May 2006:

Name	Title
/s/ JEFFREY NODDLE Jeffrey Noddle	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ IRWIN COHEN Irwin Cohen	Director

/s/ RONALD E. DALY Ronald E. Daly	Director

/s/ LAWRENCE A. DEL SANTO Lawrence A. Del Santo	Director

/s/ SUSAN E. ENGEL Susan E. Engel	Director

/s/ PHILIP L. FRANCIS Philip L. Francis	Director

/s/ EDWIN C. GAGE Edwin C. Gage	Director

/s/ GARNETT L. KEITH, JR. Garnett L. Keith, Jr.	Director

/s/ CHARLES M. LILLIS Charles M. Lillis	Director

/s/ MARISSA T. PETERSON Marissa T. Peterson	Director

/s/ STEVEN S. ROGERS Steven S. Rogers	Director